As filed with the Securities and Exchange Commission on December 14, 2015

Registration No. 333-199516

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

______________

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

______________

Ocean Power Technologies, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	22-2535818 (I.R.S Employer Identification No.)
1590 Reed Road Pennington, New Jersey 08534 (Address of Principal Executive Offices, including Zip Code)

Amended and Restated 2006 Stock Incentive Plan (Full Title of the Plan)

George H. Kirby Chief Executive Officer Ocean Power Technologies, Inc. 1590 Reed Road Pennington, New Jersey 08534 (609) 730-0400
(Name, Address and Telephone Number, including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 to the Form S-8 Registration Statement (Registration No. 333-199516) is being filed to deregister the 40,703 shares of Common Stock, par value $0.001, that remained unsold (after giving effect to the ten-for-one reverse stock split of the Company’s Common Stock that was effective on October 27, 2015) upon the termination of the Amended and Restated 2006 Stock Incentive Plan or were subject to awards under the Plan that subsequently expired unexercised.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment no. 1 to its registration statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in Pennington, NJ on December 14, 2015.

OCEAN POWER TECHNOLOGIES, INC.

By:	/s/ George H. Kirby
George H. Kirby
Chief Executive Officer

Each person whose signature appears below hereby appoints George H. Kirby and Mark A. Featherstone, and each of them acting individually, as his or her true and lawful attorneys-in-fact, with full power of substitution and resubstitution, with the authority to execute in the name of each such person, and to file with the Commission, together with any exhibits thereto and other documents therewith, any and all amendments (including post-effective amendments) to this registration statement, and any registration statements filed pursuant to General Instruction E to Form S-8 in respect of this registration statement and any and all amendments thereto (including post-effective amendments and all other related documents) necessary or advisable to enable the Registrant to comply with the Securities Act, and any rules, regulations and requirements of the Commission in respect thereof, which amendments or registration statements may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ George H. Kirby	Director and Chief Executive Officer (Principal Executive Officer)	December 14, 2015
George H. Kirby

/s/ Mark A. Featherstone	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	December 14, 2015
Mark A. Featherstone

/s/ Robert J. Burger	Director	December 14, 2015
Robert J. Burger

/s/ Terence J. Cryan	Director	December 14, 2015
Terence J. Cryan

/s/ Eileen M. Competti	Director	December 14, 2015
Eileen M. Competti

/s/ Dean J. Glover	Director	December 14, 2015
Dean J. Glover